PRODUCTION OPERATORS CORP

                        11302 TANNER ROAD

                      HOUSTON, TEXAS  77041


                                               January 13, 1997

   Dear Stockholders:

      The Annual Meeting of the Stockholders of Production Operators Corp will be held at 10:00 a.m., Central Standard Time, on Wednesday, February 26, 1997, at the offices of Production Operators Corp, 11302 Tanner Road, Houston, Texas 77041. The Board of Directors cordially invites you to attend this meeting.

      Enclosed with this letter are the formal notice of meeting, the proxy statement, a proxy card and a copy of the Annual Report of the Company for the fiscal year ended
   September 30, 1996.

      Please feel free to contact us if you have any questions
   about the  meeting or  its agenda.   If you  do not  plan to
   attend the meeting in person, your prompt completion and return of the enclosed proxy would be appreciated.

                                Sincerely,



                                Carl W. Knobloch, Jr.
                                Chairman of the Board

                        TABLE OF CONTENTS


                                                       Page
   Notice.............................................   3
   Proxy Statement....................................   4
     Voting Rights....................................   4
     Management.......................................   5
       Election of Directors..........................   5
       The Board of Directors and Its Committees......   7
       Five Percent Stockholders......................   7
       Knobloch Group.................................   8
       Compensation Committee Report..................   8
       Executive Compensation.........................  11
       Description of the Company's Compensation
        Plans for Key Officers........................  11
       Stock Option Grant Table.......................  14
       Stock Option Exercises and Stock Option
        Value Table...................................  15
       Corporate Performance Graph....................  16
       Interest in Certain Transactions...............  16
       Amendment to Article 4 of the Certificate of
         Incorporation (Proposal 2)...................  17
   Independent Auditors ..............................  18
   1998 Annual Meeting ...............................  18
   Annual Report on Form 10-K ........................  18
   Other Matters .....................................  18

                     PRODUCTION OPERATORS CORP
                         11302 TANNER ROAD
                       HOUSTON, TEXAS  77041

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          The Annual Meeting of the Stockholders of Production Operators Corp, a Delaware corporation (the "Company"), will be held at the offices of Production Operators Corp, 11302 Tanner Road, Houston, Texas 77041, on Wednesday, February 26, 1997, at 10:00 a.m., Central Standard Time, for the following purposes:

          (1)  To elect eight directors;

          (2) In connection with a proposed 2-for-1 stock split, in the form of a 100% Common Stock dividend, to vote on the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 25,000,000 shares, as described in the accompanying proxy statement; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on January 6, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.



                                 By Order of the Board of Directors
                                 Carla Knobloch
                                 Secretary


   Dated:  January 13, 1997

   STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                     PRODUCTION OPERATORS CORP
                         11302 TANNER ROAD
                       HOUSTON, TEXAS  77041

                          PROXY STATEMENT
                                FOR
                   ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Production Operators Corp (the "Company"), whose principal executive offices are located at 11302 Tanner Road, Houston, Texas 77041, for use at the Annual Meeting of Stockholders to be held February 26, 1997 (the "Annual Meeting"), or any adjournment thereof, pursuant to the foregoing notice of said meeting. This proxy statement and the enclosed form of proxy were first sent or given to stockholders of the Company on or about January 13, 1997.

     Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation; filing a duly executed proxy bearing a later date with the Secretary of the Company; or attending the meeting and voting in person. All shares represented by each properly executed and unrevoked proxy received by the Company in time for the meeting will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the stockholders as set forth herein, and in accordance with their best judgment on any other matter that may properly come before the meeting.

     This proxy solicitation will be conducted principally by mail and the expenses of soliciting proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by officers and regular employees of the Company, but such persons will not receive any special compensation for any such services. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to the beneficial owners of stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket expenses.

                           VOTING RIGHTS

     The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), and 500,000 shares of Preference Stock, no par value. On January 6, 1997, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, there were issued and outstanding (exclusive of treasury shares) 10,200,400 shares of Common Stock. Each outstanding share of Common Stock will be entitled to one vote at the meeting. No Preference Stock has been issued. No stockholder is entitled to cumulative voting rights. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, whereas broker nonvotes are not counted for those purposes. A majority of the outstanding shares of Common Stock of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at the 1997 Annual Meeting of Stockholders.

                             MANAGEMENT

   Election of Directors

     The By-Laws of the Company provide for a maximum of fifteen directors. Eight directors will be elected at the Annual Meeting to serve for the ensuing year and until their successors are elected and qualified. The persons named in the enclosed form of proxy, or their substitutes, intend to vote the shares represented by the proxies for only such eight nominees. All of the nominees were elected to the Board of Directors at the last Annual Meeting of Stockholders. The proxies may be voted with discretionary authority for the election of other persons as directors in case any of the listed nominees is unable to serve for any unexpected reason. Management is unaware of any such reason.

     The following table sets forth information, as of December 1, 1996, concerning persons nominated as directors, including their beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of shares of Common Stock and beneficial ownership of Common Stock by all executive officers and directors as a group. The officers and directors have sole voting and investment power with respect to such shares, except as otherwise noted.

                                                                   Common Stock
                                     Year                          Beneficially
                                     First                         Owned and %
      Director Nominees and        Elected a   Certain Other      of Total as of
    5-Year Employment History Age  Director  Directorships<F4>   Dec. 1, 1996<F5>
   F. E. ELLIS<F1><F2><F3>     63      1990                             2,000*
   Retired in 1988; previously
   Executive Vice President of
   Conoco, Inc., an integrated
   petroleum company, Houston,
   Texas

   JORGE E. ESTRADA M.         49      1995  Pride Petroleum
   Vice President of Pride                   Services, Inc.,
   International, a subsidiary               Houston,Texas
   of Pride Petroleum, an
   energy drilling and
   workover service company,
   since July 1993 and
   President and CEO of
   JEMPSA, a diversified
   entertainment company,
   Buenos Aires, Argentina

   C. RAHL GEORGE<F2><F3>      77      1964                             5,350*
   Retired in 1982; previously
   Chairman of the Board and
   Chief Executive Officer of
   Rhodes, Inc., a retail
   furniture company, Atlanta,
   Georgia

   JOHN R. HUFF<F2><F3>        50      1991  Oceaneering
   Chairman of Oceaneering                   International,Inc.,
   International, Inc.                       Houston, Texas; BJ
   ("OII"), an underwater                    Services Company,
   services company primarily                Houston, Texas;
   for the offshore oil and                  Triton Energy
   gas industry, Houston,                    Limited, Dallas,
   Texas since August 1990;                  Texas
   President and CEO of OII
   since August 1986


                                                                   Common Stock
                                     Year                          Beneficially
                                     First                         Owned and %
      Director Nominees and        Elected a   Certain Other      of Total as of
    5-Year Employment History Age  Director  Directorships<F4>   Dec. 1, 1996<F5>
   CARL W. KNOBLOCH, JR.<F1>   66      1960                         1,421,921<F6>
   Chairman of the Board of                                              13.9%
   the Company since May 1,
   1961 and President of the
   Company from October 1,
   1986 through July 5, 1994

   HENRY E. LONGLEY<F2><F3>    63      1987                           328,000<F7>
   President of Longley Supply                                             3.2%
   Company, wholesale plumbing
   supply business,
   Wilmington, North Carolina

   D. JOHN OGREN<F1>           53      1994                            74,978*
   President of the Company
   since July 5, 1994;
   previously Senior Vice
   President of E.I. duPont
   and Company and Conoco,
   Inc. and President and CEO
   of DuPont Canada

   LESTER VARN,                72      1964  Laclede Steel            233,020<F8>
   JR.<F1><F2><F3>                           Company, St. Louis,          2.3%
   President of Varn                         Missouri
   Investment Company, holding
   and management company for
   land and securities
   investment, Jacksonville,
   Florida

   Shares owned by all                                              2,107,002
   directors and executive                                                20.4%
   officers as a group (10
   persons)<F9>

   The information in the table is based on statements to  the Company by the individuals.
   __________

   *Less than one percent

   <F1>  Member of the Executive Committee.
   <F2>  Member of the Stock Option and Executive Compensation Committee.
   <F3>  Member of the Audit Committee.
   <F4>   The directorships  shown are  with  companies registered  under
   Section 12 of the 1934 Act or subject to the reporting requirements of
   Section 15(d) of the 1934 Act or registered under the Investment Company Act of 1940.
   <F5>    The number  of shares  includes  shares beneficially  owned as defined in Rule 13d-3 promulgated under the 1934 Act.
   <F6>  Reference is  made to "Five Percent Stockholders"  regarding Mr.
   Knobloch's stock ownership.
   <F7>  Mr. Longley has sole voting and dispositive power  as to 230,000 shares and shares voting and dispositive power with respect to 80,000 shares as one of three trustees of the Profit Sharing Pension Plan of Longley Supply Company. Mr. Longley disclaims beneficial ownership of 18,000 shares held in the name of his wife, Anne Penton Longley, which are included in the table.
   <F8>  Included in the table are 75,944 shares held by Mr. Varn and his brother, George Varn, as co-trustees of a trust for the benefit of Lester Varn, Jr. Mr. Varn disclaims any beneficial ownership of the following shares included in the table: 75,974 shares held by a trust of which Mr. Varn and his brother are co-trustees for the benefit of his brother; 3,036 shares held by trusts of which Mr. Varn and his brother are co-trustees for the benefit of Mr. Varn's two children and one of his brother's children; and 4,355 shares held by trusts of which Mr. Varn, his brother and his mother are co-trustees, one trust for the benefit of his mother and the other for the benefit of his and his brother's children. Mr. Varn is co-owner with his brother and their children of three companies and a profit-sharing plan that hold 71,687 shares, which are included in the table.
   <F9>   For directors, nominees and officers  as a group, the number of shares includes 116,271 shares which are subject to options issued under the Company's 1980 and 1992 Long-Term Incentive Plans that are exercisable or become exercisable within 60 days of December 1, 1996.

   The Board of Directors and Its Committees

     The Board of Directors has Executive, Audit, and Stock Option and Executive Compensation Committees. The membership on these committees by the directors standing for election is shown in the table. The Board of Directors does not have a nominating committee or other committee performing a similar function. During the last fiscal year, the Board of Directors met five times, the Audit Committee met three times, the Stock Option and Executive Compensation Committee met three times and the Executive Committee met once. All directors attended more than 90% of the meetings of the Board of Directors and the respective committees on which they served.

     The Executive Committee is composed of two directors who are employees and two directors who are not employees. Notwithstanding the broad powers conferred upon the Executive Committee, as a matter of policy, material matters are normally passed upon by the Board of Directors as a whole and all developments of major significance are reported promptly to the Board.

     The Audit Committee is composed of five members, all of whom are nonemployee directors. The Audit Committee, among its functions, reviews the scope of the independent auditors' examination and the Company's financial policies and accounting systems and controls. The Audit Committee also reviews with the firm of independent auditors, its audit procedures, management letters and other significant facets of the annual audit made by the auditors and advises the Board of Directors of the adequacy of the audit by said independent auditors. The Audit Committee reviews retrospectively all fees paid to independent auditors.

     The Stock Option and Executive Compensation Committee is composed of five members, all of whom are nonemployee directors. The Stock Option and Executive Compensation Committee administers the 1992 Long-Term Incentive Plan and grants awards under the Plan. It is also responsible for approving compensation guidelines and reviewing the total compensation for executives of the Company or subsidiaries whose aggregate annual cash compensation exceeds $75,000.

     Nonemployee directors who serve on the Executive Committee are paid annual fees of $12,000 each, other nonemployee directors are paid annual fees of $10,000 each and Committee Chairmen receive an annual payment of $1,000. Nonemployee directors also receive $1,000 for each day in attendance at a meeting for or in consultation with the
   Company. Members of the Board of Directors who are employees of the Company do not receive extra compensation for serving as directors.

   Five Percent Stockholders

     The persons or entities known to the Company to own beneficially more than 5% of the Common Stock is a group of stockholders including Carl W. Knobloch, Jr. and members of his family (the "Knobloch Group") and based on the most recent 13G filings, two other entities.

     According to information contained in the most recent annual filings with the SEC pursuant to Section 13G of the 1934 Act, Putnam Investments, Inc. and Denver Investment Advisors LLC were the beneficial owners of over 5% of the Company's stock. Certain Putnam investment managers are considered beneficial owners in the aggregate of 878,381 shares or 8.7% of shares outstanding. Denver Investment Advisors LLC's 13G reported beneficial ownership of 809,650 shares or 7.94% of shares outstanding. According to these 13G filings, such shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

   Knobloch Group

     The Knobloch Group, on April 9, 1987, filed with the Securities and Exchange Commission (the "SEC") a Schedule 13D, the latest amendment to which was filed on February 15, 1989 (Amendment No. 4). The Knobloch Group holds shares of the Common Stock at December 1, 1996 as follows:


         Name                 Number of Shares    Percent of Class
   Carl W. Knobloch, Jr.         1,421,925<F1>            13.9%

   Emily C. Knobloch             1,112,800<F2>            10.8%

   William R. Knobloch             892,208<F3>             8.7%

   Total                         2,090,633<F4>            20.4%<F4>


   <F1>   Mr. Knobloch has sole  voting and dispositive power  as to
   15,000 shares; shares voting and dispositive power as a co-trustee with his wife, Emily C. Knobloch, as to 1,106,314 shares; shares voting and dispositive power as a co-trustee with his brother, William R. Knobloch, as to 223,500 shares; shares voting and dispositive power as a co-trustee with his sister-in-law, Audrey Knobloch, as to 5,000 shares; has 5,210 shares vested in his account in the Company's Employee Stock Ownership Plan; has the right to acquire 66,500 shares through the exercise of stock options that are exercisable or become exercisable within 60 days of December 1, 1996; and has 401 shares of restricted stock. Mr. Knobloch disclaims beneficial ownership of the following shares included in the table: 223,500 shares held by trusts of which Mr. Knobloch is a co-trustee with William R. Knobloch for the benefit of three nephews, two nieces and the three children of Carl W. Knobloch, Jr.; 206,400 shares held by a trust of which Mr. Knobloch is co-trustee with Emily C. Knobloch for the benefit of Mrs. Knobloch; 5,000 shares held by a trust of which Mr. Knobloch is co-trustee with Audrey Knobloch for the benefit of his brother, William R. Knobloch; and 15,000 shares held by Mr. Knobloch as trustee of three trusts for the benefit of two nephews and one niece. Mr. Knobloch's business address is:
   Production Operators  Corp,  11302 Tanner  Road,  Houston,  Texas
   77041.

   <F2>  Emily C. Knobloch shares voting  and dispositive power as a co-trustee with Carl W. Knobloch, Jr. as to 1,106,314 shares and as a co-trustee with William R. Knobloch as to 6,486 shares. Mrs. Knobloch disclaims beneficial ownership of the following shares included in the table: 899,914 shares held by a trust of which Mrs. Knobloch is co-trustee with Carl W. Knobloch, Jr. for the benefit of Carl W. Knobloch, Jr.; and 6,486 shares held by a trust of which Mrs. Knobloch is co-trustee with William R. Knobloch for the benefit of a sister of Carl W. Knobloch, Jr. and William R. Knobloch. Mrs. Knobloch's address for business purposes is: Production Operators Corp, 11302 Tanner Road, Houston, Texas 77041.

   <F3>  William R.  Knobloch has sole voting and  dispositive power as to 658,122 shares; shares voting and dispositive power as co-trustee with Carl W. Knobloch, Jr. as to 223,500 shares; shares voting and dispositive power as co-trustee with Emily C. Knobloch as to 6,486 shares; and shares voting and dispositive power as co-general partner with Audrey Knobloch as to 4,100 shares. William R. Knobloch disclaims beneficial ownership of the following shares included in the table: 617,548 shares held by trusts of which he is trustee for the benefit of four nieces and one nephew; 223,500 shares held by trusts of which he is co-trustee with Carl W. Knobloch, Jr. for the benefit of four nieces, one nephew and the three children of William R. Knobloch; 6,486 shares held by a trust of which he is co-trustee with Emily
   C. Knobloch for the benefit of his sister; and 4,100 shares held by a partnership of which he and his wife, Audrey Knobloch are general partners for the benefit of their grandchildren. William
   R. Knobloch's residence address is: 452 Country Club Road, New Canaan, Connecticut 06840.

   <F4>  Adjusted to reflect overlap of shares owned by trusts as to which more than one of Carl W. Knobloch, Jr., Emily C. Knobloch and William R. Knobloch serves as trustee. Includes 66,500 shares which Carl W. Knobloch, Jr. has the right to acquire through the exercise of stock options that are exercisable or become exercisable within 60 days of December 1, 1996.

   Compensation Committee Report

      The Stock Option and Executive Compensation Committee (the "Committee") is composed of five members, all of whom are independent, outside directors who are not eligible to participate in any of the management compensation programs. The Committee interprets and administers, with recommendations from management, the 1992 Long-Term Incentive Plan and makes all final determinations as to grants under the Plan. The Committee also reviews and approves compensation guidelines and reviews the total compensation for executives of the Company and its subsidiaries whose aggregate annual cash compensation exceeds $75,000.

      The basic philosophy underlying the development and administration of the Company's annual and long-term compensation program is to align the efforts of senior management with the interests of the Company's stockholders. Key elements of this philosophy are:

        Establishing compensation programs that will (i) attract and retain individuals of outstanding ability and (ii) recognize excellent individual performance and (iii) provide focus on the performance of the Company as measured against annual and long-term objectives

        Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities from the prospective of an owner with an equity stake in the business

        Rewarding   executives   consistent    with   gains    in
        stockholder value

      There  are   three  major   components  of   the  Company's
   compensation program: Base salary, annual variable compensation and long-term incentive awards. The criteria for determining base salaries are an individual employee's performance over the prior year, internal considerations and salaries of comparative positions at similar companies. The Target Variable Compensation Plan, approved by the Stock
   Option and Executive Compensation Committee in May 1995, replaces the Key Employee Bonus Plan and is the vehicle by which executives can earn variable compensation annually based on Company performance. Under the Target Variable Compensation Plan, a threshold minimum Company performance level, based on achieving the lesser of a percentage of the profit plan or a defined return on equity (ROE) objective, must be reached in order for any variable compensation to be paid. The ROE objective is determined by reference to the Standard & Poor's 600 index with the Company's minimum ROE target set at the median ROE for the S&P 600 companies. There are then three levels of Company performance, namely threshold, target and maximum, determined by profit plan and ROE objectives which define guidelines for percentage of salary that can be paid as a bonus. Given the overall Company's performance ranking and the resulting percentage of base salary guideline, individual awards are determined based on an equal weighting of business unit performance versus the profit plan and success in reaching specific individual, personal objectives.

      Stock option or long-term incentive awards granted pursuant to the stockholder-approved 1992 Long-Term Incentive Plan are designed to attract and retain employees who contribute to the Company's success by enabling those persons to participate in that success and growth through an equity stake in the Company. Stock option grants to executive officers are made at the discretion of the Committee and reflect the relative value of the individual's position as well as the current performance and continuing contribution of that individual to the Company. Typically, options granted are non-qualified options with the exercise price equalling the market value of the underlying common stock on the date of grant and are exercisable for 10 years vesting 25% at the end of each year after the date of grant. The Company's long-term performance ultimately determines compensation from stock options, since stock options only have value if the stock price appreciates in value from the date the options are granted. The Company has not utilized below-market options, stock appreciation rights, phantom stock or performance units.

      Senior  executives   have   recommended   stock   ownership
   guidelines to attain over a five-year period. These shares are to be acquired through open market purchases, the Employee Stock Ownership Plan, shares held from stock option exercises and share awards under the Target Variable Compensation Plan. Neither Mr. Knobloch nor Mr. Ogren have ever sold any Production Operators' stock.

      The Committee periodically retains independent compensation consultants to compare base salary and incentive compensation programs for the Company's executive officers with those of other firms of comparable size.

      In  1996  the   Company's  revenues  and  net  income  from
   continuing operations improved significantly and the return on equity increased to 11.9% from 10.3% last year. This 1996 performance exceeded threshold or minimum level payouts by a small margin under the Company's Target Variable Compensation Plan. In 1996 long-term incentive awards were granted through non-qualified stock options. The individual option grants reflected the relative value of the individual's position and their current performance. Mr. Knobloch, the Company's Chairman of the Board of Directors (and President until June
   1994), recommended for the past five years that he receive no options in order to maximize the availability of options for awards to other members of management. The Committee approved Mr. Knobloch's recommendation based on their mutual agreement to maximize the opportunity for other key members of management who are not yet significant owners to increase their equity interest in the Company. The Committee approved a salary increase for Mr. Knobloch, whose last increase was in 1992. Mr. Knobloch received a bonus award of $37,980 based on the Company's 1996 performance as dictated by the guidelines in the Target Variable Compensation Plan.

      On June 16, 1994 the Committee and the Board of Directors approved the election of D. John Ogren as President of the Company and a director. Based on the Company's fiscal 1996 results, Mr. Ogren received a bonus award of $34,815 in accordance with the guidelines in the Target Variable Compensation Plan. For his 1996 long-term compensation, Mr. Ogren was granted 10,520 options at the closing market price of the Company's stock on the date of grant.

      The Committee believes the policies and programs described in this Report appropriately align the Company's executive compensation with corporate performance and the interests of shareholders.

               F. E. Ellis         Henry E. Longley
               C. Rahl George      Lester Varn, Jr., Chairman
               John R. Huff

   Executive Compensation

   Summary Compensation Table

   The following table shows the compensation for services rendered to the Company and its subsidiaries in all capacities for the three fiscal years ended September 30, 1996 of the four executive officers of the Company:


                                                         Long-Term
                                 Annual Compensation    Compensation
                                                           Awards
                                                         Securities
     Name of Individual                     Variable     Underlying    All Other
     and Capacities in                      Compen-       Options       Compen-
        Which Served             Salary    sation<F1>    (# Shares)   sation<F2>

   CARL W. KNOBLOCH, JR.  1996   $193,333   $37,980         --          $14,868
   Chairman and Director  1995    159,996    26,495         --           11,853
   of Registrant          1994    159,996      --           --           12,027

   D. JOHN OGREN          1996    216,667    34,815        10,520        14,300
   President and Director 1995    200,000    27,600        12,570         7,805
   of Registrant          1994     50,000      --          41,237         --

   THOMAS R. REINHART     1996    127,296    14,789         5,212        23,320
   Vice President of      1995    122,400    14,092         6,590        22,686
   Registrant and         1994    115,002    12,000         6,300        23,697
   Executive Vice
   President of
   Production Operators,
   Inc. (subsidiary)

   JOHN B. SIMMONS        1996     88,542    13,610         1,880         4,314
   Treasurer of           1995     28,413      --            --            --
   Registrant and of      1994       --        --            --            --
   Production Operators,
   Inc. (subsidiary)

   <F1> Mr. Knobloch,  Mr. Ogren, Mr. Reinhart  and Mr. Simmons are  eligible to receive variable compensation under the Target Variable Compensation Plan of Production Operators, Inc. Continuance of the Target Variable Compensation Plan is subject to annual review by the Board of Directors of the subsidiary. This annual variable compensation is awarded 50% in restricted stock and 50% in cash. Restricted stock awards are valued at the Company's closing stock price on the grant date.

   <F2>  All  other   compensation  consists  of  Company-matched   Thrift  Plan
   contributions,  Employee   Stock  Ownership  Plan   (ESOP)  allocations   and
   supplemental retirement and death benefit plan contributions.

   Company's Compensation Plans for Key Officers

   Salary

       Salaries   of   officers   are   reviewed  annually   and
   compensation guidelines for employees  whose salaries  exceed
   $75,000  annually are  reviewed  and  approved by  the  Stock
   Option and Executive Compensation Committee.

   Target Variable Compensation Plan

       The Target Variable Compensation Plan (TVCP), approved by the Stock Option and Executive Compensation Committee in May 1995, replaces the Key Employee Bonus Plan and is the vehicle by which executives can earn variable compensation annually based on Company performance. Under the Target Variable Compensation Plan, a threshold minimum Company performance level, based on achieving the lesser of a percentage of the profit plan or a defined return on equity
   (ROE) objective, must be reached in order for any variable compensation to be paid. The ROE objective is determined by reference to the Standard & Poor's 600 index with the Company's minimum ROE target set at the median ROE for the S&P 600 companies. There are then three levels of Company performance, namely threshold, target and maximum, determined by profit plan and ROE objectives that define guidelines for percentage of salary that can be paid as a bonus. Given the overall Company's performance ranking and the resulting percentage of base salary guideline, individual awards are determined based on an equal weighting of business unit performance versus the profit plan and success in reaching specific individual, personal objectives. Eighty-six key personnel currently participate in the Target Variable Compensation Plan. Annually the Compensation Committee approves the payout guidelines for the TVCP, the Chairman and the President. The individual awards are administered by the President and the key employee's supervisor. Awards for the fiscal year ended September 30, 1996 were as follows: Mr. Knobloch -- $37,980; Mr. Ogren -- $34,815; Mr. Reinhart -- $14,789; Mr.
   Simmons -- $13,610; all executive officers as a group -- $101,194 and all employees as a group -- $488,046. Awards to executive officers under the Target Variable Compensation Plan for the fiscal year ended September 30, 1996 are included in the compensation table.

   Thrift Plan

       The Company has a tax-qualified thrift plan (the "Thrift Plan") to encourage the employees of the Company and its subsidiary, Production Operators, Inc., to save for their retirement or other contingencies. All employees are eligible to participate in the Thrift Plan after one year of service and may contribute up to 6% of base pay to the Thrift Plan. The Company contributes 50% of the amount contributed by the employees. An employee may contribute up to an additional 6% but without the 50% matching contribution by the employer. Contributions are invested in various types of investments selected by the employee. Employees become vested in employer contributions after 6 years of service. Employees may withdraw vested Company contributions upon termination of employment, retirement or death. The Company's contributions to the Thrift Plan during the fiscal year ended September 30, 1996 were as follows: Mr. Knobloch -- $4,750; Mr. Ogren -- $3,475; Mr.
   Reinhart -- $1,416; Mr. Simmons -- $250; all executive officers as a group -- $9,891 and all employees as a group -
   - $323,000.

   Employee Stock Ownership Plan

       The Company adopted an Employee Stock Ownership Plan (the "ESOP") effective October 1, 1988. Trustees of the ESOP purchased 358,000 shares of the Common Stock. The total purchase price of $3,222,000 was financed by an initial Company contribution of $322,000 together with a seven-year term bank borrowing of $2,900,000. This loan was repaid in full during fiscal 1994. In July 1993 the Company's Board of Directors authorized a loan to the ESOP to purchase up to 200,000 shares of the Common Stock. The Trustees have purchased 162,000 shares for $3,925,000. The Company will fund the repayment requirements by contributing the amount that otherwise would have been contributed to the Company's Profit Sharing Plan and such other amounts as may be authorized by the Board of Directors. All employees participate and do not directly contribute to the ESOP. Individual employee allocations are based on years of service and annual base earnings. Employees vest 20% after 3 years of service and at the rate of 20% per year thereafter, becoming fully vested after 7 years of service. Withdrawal of vested shares of stock may be made upon termination of employment, retirement or death. For the fiscal year ended September 30, 1996, the cost of the shares allocated to accounts were as follows: Mr. Knobloch -- $10,118; Mr. Ogren -- $10,825; Mr. Reinhart -- $6,694; Mr.
   Simmons -- $4,064; all executive officers as a group -- $31,701 and all employees as a group -- $891,000.


   Profit Sharing Plan

       The Company has a noncontributory Profit Sharing Plan (the "Plan") for full-time employees of the Company's domestic subsidiaries to which it may contribute annually an amount not greater than the lesser of 5% of its annual adjusted net profits or the maximum allowable deduction for income tax purposes. Contributions are invested in various types of investments selected by the employee. All employees participate in the Plan. Individual employee allocations are based on years of service and annual base earnings. An employee will receive on retiring at age 65 or thereafter, at the option of each, a lump-sum payment or an actuarially determined periodic payment. The Plan is to provide retirement income security for its employees. The Plan is a tax-qualified, defined contribution plan. The Plan is fully paid for by Production Operators, Inc., and the accounts of employees vest 20% after 2 years of service and at the rate of 10% per year thereafter, becoming fully vested after 10 years of service. The normal retirement age under the Plan is age 65. No contributions were made in fiscal year 1996 since the amounts that otherwise would have been contributed to this Plan were used as contributions to the ESOP (see "Employee Stock Ownership Plan" above).

   Service Continuation Agreement

       The Board of Directors has approved Service Continuation Agreements for eight key employees to provide employment security and to minimize distractions resulting from risks of a change in control of the Company. The principal benefit under this Agreement, payable if the employee is terminated or there is a change in duties and the employee resigns within two years after the date upon which a change in control occurs, is severance pay upon termination of 200% of compensation if termination should occur in year one and 100% of compensation in year two. Change in duties is defined as any one or more of the following - a significant reduction in duties; a lower annual salary or bonus opportunity; a reduction of employee benefits.

   Supplemental Retirement and Death Benefit Plan

       In fiscal 1992 the Board provided a supplemental retirement and death benefit plan for the benefit of Mr. Reinhart. Under the terms of the plan, Mr. Reinhart beginning at age 65 will receive annual payments of $75,000. Such payments are to continue for life with a 15 year minimum. In the event of death while in the employment of the Company but prior to retirement age, an annual death benefit of $75,000 will be paid to the designees of Mr. Reinhart for 15 years. The benefits payable under the plan vest, beginning in fiscal 1997, at an annual rate of 9.09% for Mr. Reinhart. The Company makes an annual nondeductible funding contribution to the plan for the benefit of Mr. Reinhart which is included in all other compensation of the Summary Compensation Table. Benefits which may be payable under this plan are not included in the Summary Compensation Table.

   1992 Long-Term Incentive Plan

       The 1992 Long-Term Incentive Plan was approved by the stockholders in February 1993. The Plan provides for the Award of Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units, Other Stock-Based Awards and certain Supplemental Grants. The Plan shall be effective for a term of ten years after its adoption. The maximum number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 700,000 shares. This Plan is intended by the Company to replace the expired 1980 Long-Term Incentive Plan.

       The purpose of the Plan is to enhance the ability of the Company to attract and retain key employees and is intended to stimulate the efforts of these employees by providing an opportunity for capital appreciation and recognition of outstanding service to the Company, all of which management believes will contribute to the long-term growth and profitability of the Company.

       Persons eligible to participate are limited to those officers and key employees, including those listed in the compensation table, of the Company or its subsidiaries, who are in positions in which their decisions, actions and counsel significantly impact upon the performance of the Company or its subsidiaries. Directors of the Company who are not otherwise salaried employees of the Company are not eligible to participate in the 1992 Plan.

       All outstanding Options expire ten years after the date of grant and become exercisable on a cumulative basis with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant. Restricted stock vests beginning one year after grant date and is fully vested three years after grant date. The 1980 and 1992 Plans provide for the acceleration of the vesting schedule of outstanding Options under certain circumstances involving a change in control of the Company.

   Stock Option Grant Table

       The following table sets forth certain information concerning stock options granted during 1996 by the Company to the four executive officers of the Company. Future compensation resulting from option grants is based solely on the performance of the Company's stock.


                               1996 Option Grants

                                                                           Potential Realizable Value
                                                                           at Assumed Annual Rates of
                                                                            Stock Price Appreciation
                       Number of             Individual Grants              for Option Term<F3><F4>
                       Securities   % of Total
                       Underlying     Options
                        Options       Granted    Exercise  Expiration
           Name        Granted<F1> to Employees   Price<F2>     Date          0%       5%         10%

   C. W. Knobloch, Jr.     --        --  %       $   --         --         $  --     $   --     $   --
   D. J. Ogren            10,520    21.93         31.375      2/28/06         --      207,596    526,039
   T. R. Reinhart          5,212    10.87         31.375      2/28/06         --      102,841    260,619
   J. B. Simmons           1,880     3.92         31.375      2/28/06         --       37,095     94,007


   <F1>  All options were granted on February 28, 1996 and  become exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date. All outstanding stock options would become fully exercisable prior to any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation or prior to liquidation or dissolution of the Company, unless such merger, reorganization or consolidation provides for the assumption of such stock options.

   <F2>   All grants were made at  100% of fair market value as of
   date of grant. The exercise price of the options may be paid in cash or by tendering shares of Common Stock and applicable tax obligations may be paid by the withholding of shares of Common Stock, instead of cash.

   <F3>  "Potential realizable value" is  disclosed in response to
   SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted by stockholders as representations or projections of future value of the Company's stock or of the stock price. These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

   If the Company's stock price increased 5 percent per year for 10 years (disregarding dividends and assuming for purposes of the calculation a constant number of shares outstanding), the total increase in value of all shares outstanding would be $201,016,009; and if the stock price increased 10 percent per year over such period, the increase in value would be $509,414,035. This potential realizable value is based on a price of $31.375 on February 27, 1996 and a total of 10,187,533 shares of Common Stock outstanding.

   <F4>  No gain to the optionees is  possible without an increase in stock price, which will benefit all stockholders.

   Stock  Option Exercises  and September  30, 1996  Stock  Option
   Value Table

      The  following   table  sets   forth  certain   information
   concerning  stock options  exercised during  1996 by  the  four executive officers of the Company and  the number and value  of
   specified  unexercised options  at  September 30,  1996.    The
   values of unexercised  in-the-money stock options  at September
   30, 1996 shown below are presented pursuant to SEC rules.   The
   actual  amount,  if  any,  realized    upon exercise  of  stock
   options  will depend  upon the  market  price of  the Company's
   Common  Stock  relative  to the  exercise  price  per  share of
   Common Stock of the stock option at  the time the stock  option
   is  exercised.   There  is  no  assurance  that  the values  of
   unexercised in-the-money stock  options reflected in this table will be realized.



                Aggregated Option Exercises in 1996
                  And Fiscal Yearend Option Values



                                                  Number of
                                                 Securities        Value of
                                                 Underlying     Unexercised In-
                                                 Unexercised       the-Money
                                                 Options at        Options at
                                                September 30,    September 30,
                                                    1996            1996<F2>
                         Shares
                       Acquired on   Value      Exercisable/      Exercisable/
           Name         Exercise  Realized<F1>   Unexercisable    Unexercisable
   C. W. Knobloch, Jr.      --      $    --        66,500/         $1,725,750/
                                                     0                  0

   D. J. Ogren              --           --        23,761/           292,245/
                                                   40,566            425,508

   T. R. Reinhart           --           --        25,010/           425,293/
                                                   14,817            144,242

   J. B. Simmons            --           --         1,000/             8,750/
                                                    4,880             35,885

   <F1>   Market  value of  stock  at  exercise minus  the  option
   price.

   <F2>   Market  value of  stock  at  yearend September  30, 1996
   minus the option price. The closing market price of the stock on September 30, 1996 was $36.50.

   Corporate Performance Graph

      The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on Value Line's Oilfield Services/Equipment Industry Group over the preceding five-year period.

   The Corporate Performance Graph is being filed by hard copy with the SEC.

   Interest in Certain Transactions

      The Company and C. Rahl George executed a compensation agreement under which, if reelected, Mr. George will continue to serve as a director of the Company and will be paid the fees of a nonemployee director. Such agreement was originally entered into on June 1, 1981 and subsequently revised on October 19, 1984. As retirement compensation from January 1, 1985, and continuing through the life of Mr. George and his wife, Catharine Marie George, the Company will pay $3,000 per month to him or to her if he predeceases her. During the fiscal year ended September 30, 1996, the Company paid Mr. George retirement compensation of $36,000.

      The  Company  and  Jorge   E.  Estrada  M.  executed  an
   agreement for the ownership and management of Production Operators Argentina, S.A. ("POA") whereby POA is owned 80% by POI and 20% by Mr. Estrada M. If reelected, Mr. Estrada
   M.  will  serve  as   an  employee  director  of  Production
   Operators Corp.

    AMENDMENT TO ARTICLE 4 OF THE CERTIFICATE OF INCORPORATION

                    ADDITIONAL COMMON STOCK -
     STOCK SPLIT IN THE FORM OF A 100% COMMON STOCK DIVIDEND

      The Company's Board of Directors (the "Board") has unanimously approved an amendment to the Company's Certificate of Incorporation and recommended that the Company's stockholders approve the proposed amendment. The affirmative vote of the holders of a majority of the outstanding shares of the stock of the Company that are entitled to vote at the Annual Meeting is required to adopt the proposed amendment. This amendment to the Company's Certificate of Incorporation would increase the Company's authorized Common Stock from 15,000,000 shares to 25,000,000 shares. Subject to the approval of this amendment by the stockholders, the Board has authorized the issuance to stockholders of record on March 1, 1997 one additional share of Common Stock, par value $1.00 each, as a dividend on each issued common share. The Board of Directors believes that the stock split in the form of a 100% common stock dividend is in the best interests of the stockholders. The stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the stock and more widespread ownership of the Company.

      The   Certificate  of   Incorporation  of   the  Company
   presently provides for authorized capital stock of 15,000,000 shares of Common Stock. There are currently issued and outstanding 10,192,000 shares of Common Stock. In addition, 67,000 shares are held in the Treasury. The Company has reserved 700,000 shares for issuance under the Company's stock option plans. The Board of Directors has adopted a resolution recommending that the stockholders adopt an amendment to the Company's Certificate of Incorporation that would amend subparagraph (a) of the Article thereof numbered "FOURTH" to read as follows:

        "FOURTH: The maximum number of shares of capital stock which the corporation shall have authority to issue is:

        (a) Twenty-five million shares of Common Stock of the par value of one dollar per share."

      In connection with the stock split in the form of a 100% stock dividend, a transfer of $1 for each additional share of Common Stock issued, or approximately $10,259,000, will be made from the Company's additional paid-in capital account to its Common Stock account as of March 1, 1997, the date on which stockholders of record will be entitled to the additional shares, so that the additional shares to be issued will be fully paid.

      Following the increase of capital in the Common Stock account becoming effective, certificates representing the additional shares will be distributed by the Company to stockholders of record as of March 1, 1997, without any further action by the stockholders.

      The Company will list on the NASDAQ National Market System on which the Company's shares are listed the additional shares of Common Stock to be issued. As a result of the proposed stock split in the form of a 100% stock dividend, brokerage commissions and transfer taxes on any subsequent trades of the stock may increase.

      In the opinion of counsel for the Company, the adoption of the proposed amendment and the issuance of the additional shares in connection with the stock split in the form of a 100% stock dividend will result in no gain or loss or any other form of taxable income for United States federal income tax purposes. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares in connection with the stock split in the form of a 100% stock dividend, and stockholders subject to those laws are urged to consult their tax advisors.

      THE  BOARD OF DIRECTORS  RECOMMENDS THAT  STOCKHOLDERS VOTE
   FOR THE AMENDMENT TO ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION THAT IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY.

                        INDEPENDENT AUDITORS

      The Board of Directors has selected Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since 1967. Arthur Andersen LLP plans to have a representative present at the stockholders' meeting who will have the opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions that the stockholders might have.

                        1998 ANNUAL MEETING

      Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at 11302 Tanner Road, Houston, Texas 77041, no later than September 5, 1997. The stockholder should also notify the Company in writing of an intention to appear and personally present the proposal at the meeting.

                     ANNUAL REPORT ON FORM 10-K

      A  copy of the  Company's Annual Report on  Form 10-K filed with the SEC for the most recent fiscal year, including financial statements and schedules, will be furnished without charge to interested persons, upon written request, to the Secretary or Assistant Secretary of the Company at 11302 Tanner Road, Houston, Texas 77041.

                           OTHER MATTERS

      The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

   PRODUCTION OPERATORS CORP

         This Proxy Is Solicited By The Board Of Directors

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Production Operators Corp hereby constitutes and appoints Carl W. Knobloch, Jr., F.E. Ellis and C. Rahl George, and each of them, the true and lawful attorneys, agents, and proxies of the undersigned, each with full power of substitution, to vote by majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting at the meeting, then that one, all of the shares of stock of the corporation that the undersigned would be entitled, if personally present, to vote at the meeting of stockholders of the corporation to be held on Wednesday, February 26, 1997, at 10:00 a.m. and at any adjournment thereof.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the nominees for director.

            See other side for directions as to voting.


                                   Production Operators Corp
                                   P. O. Box 11146
                                   New York, NY 10203-0146


   1.  Election of Directors

   / / FOR all nominees / / WITHHOLD AUTHORITY to vote   / /*EXCEPTIONS
   listed below         for all nominees listed below

   Nominees:   F. E. Ellis,  J. E.  Estrada M., C. R. George, J. R.
   Huff, C. W. Knobloch, Jr., H. E. Longley, D. J. Ogren and L. Varn, Jr. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees's name in the space provided below.)

   *Exceptions________________________________________________

   2.  / / FOR    / / AGAINST

   In connection with a proposed 2-for-1 stock split, to vote on the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 25,000,000 shares.

   3. In their discretion, upon other matters as may properly come before the meeting and any adjournment thereof.

   All shares will be voted as directed herein and, unless otherwise directed, will be voted for the proposed amendment.

   This Proxy Must be Signed Exactly as Name Appears Hereon. Each joint owner shall sign. When signing as an attorney, executor, administrator, trustee, etc., give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                        Dated:     __________________________________ 199_


                                   _______________________________________


                                   _______________________________________
                                          Signature of Stockholder

   Sign, Date  and Return this Proxy  Promptly Using the  Enclosed
   Envelope.
   Votes must be indicated (X) in Black or Blue Ink.


                 (In lieu of appointment of proxy)
                     PRODUCTION OPERATORS CORP
       Voting Instructions by Participant/Beneficiary in ESOP

      The undersigned participant/beneficiary in the Production Operators, Inc. Employee Stock Ownership Plan (the "POI ESOP") hereby instructs The Bank of New York, as designated Voting Fiduciary, to vote, or to give other parties a proxy to vote, all shares of Production Operators Corp stock allocated to the undersigned's account in the POI ESOP at the meeting of stockholders to be held on February 26, 1997, at 10:00 a.m. and at any adjournment thereof.

      If these  instructions are  properly  executed, the  Voting
   Fiduciary will vote such shares as instructed.

      If a participant/beneficiary fails to give instructions, the Voting Fiduciary will vote such participant's shares, all other allocated shares without instruction and all unallocated shares held in the POI ESOP in the same proportion as the allocated shares for which the Voting Fiduciary receives instructions.

      All participant/beneficiary instructions (or failure to instruct) will be confidential and will not be made known to any director, officer, employee or other agent of Production Operators Corp or its subsidiaries.

            See other side for directions as to voting.

   1.  Election of Directors

   / / FOR all nominees   / / WITHHOLD AUTHORITY to vote
   listed below           for all nominees listed below

   Nominees:   F. E. Ellis, J. E. Estrada M., C. R. George, J. R. Huff,
   C. W. Knobloch, Jr., H. E. Longley, D. J. Ogren and L. Varn, Jr. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

   2.  / / FOR   / / AGAINST

   In connection with a proposed 2-for-1 stock split, to vote on the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 25,000,000 shares.

   3. In their discretion, upon other matters as may properly come before the meeting and any adjournment thereof.

   All shares will be voted as directed herein and, unless otherwise directed, will be voted for the proposed amendment.

                                   PROXY DEPARTMENT
                                   NEW YORK, NY 10203-0146

   This Proxy Must be Signed Exactly as Name Appears Hereon. Each joint owner shall sign. When signing as an attorney, executor, administrator, trustee, etc., give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                          Dated:__________________________________ 199_


                          ______________________________________________


                          ______________________________________________
                                   Signature of Stockholder

   Sign, Date and  Return this  Proxy Promptly Using the  Enclosed
   Envelope.
   Votes must be indicated (X) in Black or Blue Ink.